Exhibit 10.1

HOSPIRA SUPPLEMENTAL PENSION PLAN

(Effective as of May 1, 2004)

HOSPIRA SUPPLEMENTAL PENSION PLAN

Section 1
INTRODUCTION

1-1.          Pursuant to a Separation and Distribution Agreement by and between Abbott Laboratories (“Abbott”) and Hospira, Inc.  (“Hospira”) dated as of April 12 2004, Abbott distributed as a dividend to its shareholders all of the outstanding shares of common stock, par value $0.01 per share, of Hospira, together with the associated preferred stock purchase rights, owned by Abbott (the “Distribution”).  In connection with the Distribution, Hospira established the Abbott/Hospira Transitional Annuity Retirement Plan (the “Annuity Plan”) and certain assets and liabilities were transferred from the Abbott Laboratories Annuity Retirement Plan (the “Abbott ARP”) to the Annuity Plan with respect to persons who were transferred from employment with Abbott to employment with Hospira in connection or contemporaneously with the Distribution (“Transferred Employees”).  In connection with the Distribution, Hospira also assumed certain liabilities with respect to Transferred Employees under the Abbott Laboratories Supplemental Pension Plan (the “Abbott SERP”).  Hospira now desires to establish this HOSPIRA SUPPLEMENTAL PENSION PLAN (the “Supplemental Plan”) to provide (i) the benefits associated with the obligations assumed by Hospira with respect to Transferred Employees under the Abbott SERP, (ii) pension benefits calculated under the Annuity Plan in excess of those which may be paid under that plan under the limits imposed by Section 415 of the U.S.  Internal Revenue Code of 1986, as amended (the “Code”), and the Employee Retirement Income Security Act, as amended (“ERISA”), and (iii) the additional pension benefits that would be payable under the Annuity Plan if deferred awards under the Performance Incentive Plan and, with respect to any Transferred Employee, under the Management Incentive Plan prior to the Effective Date (as defined below) were included in “final earnings” as defined in the Annuity Plan This Supplemental Plan is established effective as of May 1, 2004 (the “Effective Date”).

1-2.          The Supplemental Plan shall apply to employees of Hospira and its subsidiaries and affiliates existing as of the Effective Date or thereafter created or acquired.  (Hospira and each of such subsidiaries and affiliates are hereinafter referred to as an “employer” and collectively as the “employers”).

1-3.          All benefits provided under the Supplemental Plan shall be provided from the general assets of the employers and not from any trust fund or other designated asset.  All participants in the Supplemental Plan shall be general creditors of the employers with no priority over other creditors.

1-4.          The Supplemental Plan shall be administered by the Hospira, Inc. Employee Benefit Board of Review appointed by the Board of Directors of Hospira (the “Board of Directors”) and acting under the Charter of the Hospira, Inc. Employee Benefit Board of Review (“Board of Review”).  Except as stated below, the Board of Review shall perform all powers and duties with respect to the Supplemental Plan, including the power to direct payment of benefits, allocate costs among employers, adopt amendments and determine questions of interpretation.  The Board of Directors shall have the sole authority to terminate the Supplemental Plan.

Section 2
ERISA ANNUITY PLAN SUPPLEMENTAL BENEFIT

2-1.          The benefits described in this Section 2 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, on or after the Effective Date.

2-2.          Each Annuity Plan participant whose retirement or vested pension under that plan would otherwise be limited by Section 415 of the Internal Revenue Code shall receive a supplemental pension under this Supplemental Plan in an amount, which, when added to his or her Annuity Plan pension, will equal the amount the participant would be entitled to under the Annuity Plan as in effect from time to time, based on the particular option selected by the participant, without regard to the limitations imposed by Section 415 of the Internal Revenue Code.

Section 3
1986 TAX REFORM ACT SUPPLEMENTAL BENEFIT

3-1.          The benefits described in this Section 3 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan after the Effective Date.

3-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount equal to the difference, if any, between:

(a)           the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2; and

(b)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “final earnings”, as defined in the Annuity Plan, had included compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code, and any “pre-tax contributions” made by the participant under the Hospira Supplemental 401(k) Plan.

For purposes of calculating the benefit under this Section 3-2 with respect to any Transferred Employee, any pre-tax contributions made by the participant under the Abbott Laboratories Supplemental 401(k) Plan prior to the Effective Date shall be treated as though made under the Hospira Supplemental 401(k) Plan.

Section 4
DEFERRED COMPENSATION PLAN ANNUITY PLAN SUPPLEMENTAL BENEFIT

4-1.          The benefits described in this Section 4 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after the

Effective Date and who made a Deferral Election under the Abbott Laboratories Deferred Compensation Plan (the “Deferred Compensation Plan”) with respect to any calendar month during the one hundred twenty consecutive calendar months immediately preceding retirement or termination of employment.  For purposes of calculating the benefit under this Section 4 with respect to any Transferred Employee, amounts deferred under the Abbott Laboratories Deferred Compensation Plan prior to the Effective Date shall be treated as deferred under the Deferred Compensation Plan.

4-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount equal to the difference, if any, between:

(a)           the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2 and Section 3; and

(b)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “base earnings”, as defined in the Annuity Plan, included deferrals made under the Deferred Compensation Plan and any compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code

Section 5
DEFERRED MIP ANNUITY PLAN SUPPLEMENTAL BENEFIT

5-1.          The benefits described in this Section 5 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after the Effective Date and who were awarded Performance Incentive Plan awards for any calendar year during the ten consecutive calendar years ending with the year of retirement or termination of employment.  For purposes of calculating the benefits under this Section 5 with respect to any Transferred Employee, awards and payments made prior to the Effective Date under the Management Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan maintained by Abbott shall be treated as awards and payments, as applicable, under the

Performance Incentive Plan, Awards for Performance Excellence or a Division Incentive Plan maintained by Hospira after the Effective Date.

5-2.          Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

(a)           The supplemental pension shall be the difference, if any, between:

(i)            the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2, Section 3, and Section 4; and

(ii)           the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) if the participant’s “final earnings”, as defined in the Annuity Plan, were one-sixtieth of the sum of:

(A)          the participant’s total “basic earnings” (excluding any payments under the Performance Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan) received in the sixty consecutive calendar months for which his basic earnings (excluding any payments under the Performance Incentive Plan, Awards for Performance Excellence Plan or any Division Incentive Plan) were highest within the last one hundred twenty consecutive calendar months immediately preceding his retirement or termination of employment; and

(B)           the amount of the participant’s total awards under the Performance Incentive Plan, Awards for Performance Excellence Plan and any Division Incentive Plan (whether paid immediately or deferred) made for the five consecutive calendar years during the ten consecutive calendar years ending with the year of retirement or termination for which such amount is the greatest and (for participants granted Performance Incentive Plan awards for less than five consecutive calendar years during such ten year period) which include all Performance Incentive Plan awards granted for consecutive calendar years within such ten year period.

(b)           That portion of any Performance Incentive Plan award which the Compensation Committee has determined shall be excluded from the participant’s “basic earnings” shall be excluded from the calculation of “final earnings” for purposes of this Section 5-2 and that portion of any award under the Management Incentive Plan which, prior to the Effective Date, the Compensation Committee of Abbott had determined would be excluded from a Transferred Employee’s “basic earnings” shall be excluded from the calculation of “final earnings” for purposes of this Section 5-2.  “Final earnings” for purposes of this subsection 5-2 shall include any compensation in excess of the limits imposed by Section 401(a)(17)of the Internal Revenue Code.

(c)           In the event the period described in subsection 5-2(a)(ii)(B) is the final five calendar years of employment and a Performance Incentive Plan award is made to the participant subsequent to retirement for the participant’s final calendar year of employment, the supplemental pension shall be adjusted by adding such new award and subtracting a portion of the earliest Performance Incentive Plan award included in the calculation, from the amount determined under subsection 5-2(a)(ii)(B).  The portion subtracted shall be equal to that portion of the participant’s final calendar year of employment during which the participant was employed by Hospira; provided, however, that in the case of any Transferred Employee whose termination occurs in 2004, the portion of the participant’s final calendar year of employment for this purpose shall include any portion of 2004 that the participant was employed by Abbott.  If such adjustment results in a greater supplemental pension, the greater pension shall be paid beginning the first month following the date of such new award.

Section 6
CORPORATE OFFICER ANNUITY PLAN SUPPLEMENTAL BENEFIT

6-1.          The benefits described in this Section 6 shall apply to all participants in the Annuity Plan who are corporate officers of Hospira as of the Effective Date or who become corporate officers thereafter, and who retire, or terminate with a vested pension under that plan on or after the Effective Date.  The term “corporate officer” for purposes of this Supplemental Plan shall mean an individual elected an officer of Hospira by its Board of Directors (or designated as such for purposes of this Section 6 by the Compensation Committee of the Board of Directors of Hospira), but shall not include assistant officers.  Notwithstanding the foregoing or any other provision of this Supplemental Plan to the contrary, in the case of any Transferred Employee who was a corporate officer of Abbott immediately prior to the Effective Date and who is not a corporate officer of Hospira on or after the Effective Date, benefits shall be provided under this Section 6.

6-2.          Subject to the limitations and adjustments described below, each participant described in subsection 6-1 shall receive a monthly supplemental pension under this

Supplemental Plan commencing on the participant’s normal retirement date under the Annuity Plan and payable as a life annuity, equal to 6/10 of 1 percent (.006) of the participant’s final earnings (as determined under subsection 5-2) for each of the first twenty years of the participant’s benefit service (as defined in the Annuity Plan) occurring after the participant’s attainment of age 35.

6-3.          In no event shall the sum of (a) the participant’s aggregate percentage of final earnings calculated under subsection 6-2 and (b) of the participant’s aggregate percentage of final earnings calculated under subsections 5.1(a)(ii)(A) and 5-1(b)(i)of the Annuity Plan, exceed the maximum aggregate percentage of final earnings allowed under subsection 5-1 of the Annuity Plan (without regard to any limits imposed by the Internal Revenue Code), as in effect on the date of the participant’s retirement or termination.  In the event the limitation described in this subsection 6-3 would be exceeded for any participant, the participant’s aggregate percentage calculated under subsection 6-2 shall be reduced until the limit is not exceeded.

6-4.          Subject to the provisions of subsection 6.1 with respect to any Transferred Employee who is not a corporate officer of Hospira on or after the Effective Date, benefit service occurring during any period that a participant is not a corporate officer of Hospira or was not a corporate officer of Abbott Laboratories prior to the Effective Date shall be disregarded in calculating the participant’s aggregate percentage under subsection 6-2.

6-5.          Any supplemental pension otherwise due a participant under this Section 6 shall be reduced by the amount (if any) by which:

(a)           the sum of (i) the benefits due such participant under the Annuity Plan and this Supplemental Plan, plus (ii) the actuarially equivalent value of the employer-paid portion of all benefits due such participant under the primary retirement plans of all non-Hospira employers of such participant; exceeds

(b)           the maximum benefit that would be due under the Annuity Plan (without regard to the limits imposed by Section 415 of the Internal Revenue Code) based on the participant’s final earnings (as determined under subsection 5-2), if the participant had accrued the maximum benefit service recognized by the Annuity Plan.

The term “primary retirement plan” shall mean any pension benefit plan as defined in ERISA, whether or not qualified under the Internal Revenue Code, which is determined by the Board of Review to be the primary pension plan of its sponsoring employer.  The term “non-Hospira employer” shall mean any employer other than Hospira or a subsidiary or affiliate of Hospira.  A retirement plan maintained by an employer prior to such employer’s acquisition by Hospira shall be deemed a retirement plan maintained by a non-Hospira employer for purposes of this subsection 6-5.

6-6.          Any supplemental pension due a participant under this Section 6 shall be actuarially adjusted as provided in the Annuity Plan to reflect the pension form selected by the participant and the participant’s age at commencement of the pension, and shall be paid as provided in subsection 7-2.

Section 7
CORPORATE OFFICER ANNUITY PLAN
SUPPLEMENTAL EARLY RETIREMENT BENEFIT

7-1.          The benefits described in this Section 7 shall apply to all persons described in subsection 6-1.

7-2.          The supplemental pension due under Sections 2, 3, 4, 5 and 6 to each participant described in subsection 7-1 shall be reduced as provided in subsections 5-3 and 5-6 of the Annuity Plan for each month by which its commencement date precedes the last day of the month in which the participant will attain age 60.  No reduction will be made for the period between the last day of the months the participant will attain age 60 and age 62.

7-3.          Each participant described in subsection 7-1 shall receive a monthly supplemental pension under this Supplemental Plan equal to any reduction made in such participant’s Annuity

Plan pension under subsections 5-3 or 5-6 of the Annuity Plan for the period between the last day of the months the participant will attain age 60 and age 62.

Section 8
MISCELLANEOUS

8-1.          For purposes of this Supplemental Plan, the term “Performance Incentive Plan” shall mean the Hospira 2004 Performance Incentive Plan and any successor plans to such plan, and the term “Management Incentive Plan” shall mean the Abbott Laboratories Management Incentive Plan and any successor plans to such plan.

8-2.          The supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 shall be paid to the participant or his or her beneficiary based on the particular pension option elected by the participant, in the same manner, at the same time, for the same period and on the same terms and conditions as the pension payable to the participant or his beneficiary under the Annuity Plan.  In the event a participant is paid his or her pension under the Annuity Plan in a lump sum, any supplemental pension due under Sections 2, 3, 4, 5, 6 or 7 shall likewise be paid in a lump sum.  Notwithstanding the foregoing provision of this subsection 8-2: if the monthly vested supplemental pensions, expressed as a straight life annuity, due a participant or his or her beneficiary under Sections 2, 3, 4, 5, 6 and 7 do not exceed an aggregate of One Hundred Fifty Dollars ($150.00) as of the commencement date of the pension payable such participant or his or her beneficiary under the Annuity Plan, then the present value of such supplemental pensions shall be paid such participant or beneficiary in a lump-sum.

8-3.          Notwithstanding any other provisions of this Supplemental Plan, if employment of any participant with Hospira and its subsidiaries and affiliates should terminate for any reason within five (5) years after the date of a Change in Control:

(a)           The present value of any supplemental pension due the participant under Section 2 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination; and

(b)           The present value of any supplemental pension due the participant under Sections 3, 4 or 5 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination.

The supplemental pension described in paragraph (a) shall be computed using as the applicable limit under Section 415 of the Internal Revenue Code, such limit as is in effect on the termination date and based on the assumption that the participant will receive his or her Annuity Plan pension in the form of a straight life annuity with no ancillary benefits.  The present values of the supplemental pensions described in paragraphs (a) and (b) shall be computed as of the date of payment by using an interest rate equal to the applicable interest rate as defined in section 417(e) of the Code and as determined for purposes of the Annuity Plan as of the date of payment.

8-4.          For purposes of subsection 8-3, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(a)           the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Hospira (not including in the securities beneficially owned by such Person any securities acquired directly from Hospira or its Affiliates) representing 20% or more of the combined voting power of Hospira’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)           the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Hospira) whose appointment or election by the Board of Directors or nomination for election by Hospira’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)           the date on which there is consummated a merger or consolidation of Hospira or any direct or indirect subsidiary of Hospira with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of Hospira, the entity surviving such merger or consolidation or, if Hospira or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Hospira outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Hospira or any subsidiary of Hospira, at least 50% of the combined voting power of the securities of Hospira or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Hospira (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Hospira (not including in the securities Beneficially Owned by such Person any securities acquired directly from Hospira or its Affiliates) representing 20% or more of the combined voting power of Hospira’s then outstanding securities; or

(d)           the date the shareholders of Hospira approve a plan of complete liquidation or dissolution of Hospira or there is consummated an agreement for the sale or disposition by Hospira of all or substantially all of Hospira’s assets, other than a sale or disposition by Hospira of all or substantially all of Hospira’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Hospira, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Hospira or any subsidiary of Hospira, in substantially the same proportions as their ownership of Hospira immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Hospira immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Hospira immediately following such transaction or series of transactions.  In no event shall the Distribution be considered a Change in Control for purposes of this Supplemental Plan.

For purposes of this Supplemental Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Hospira or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Hospira or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Hospira in substantially the same proportions as their ownership of stock of Hospira.

8-5.          POTENTIAL CHANGE IN CONTROL.  A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)           Hospira enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b)           Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

(c)           Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Hospira representing 10% or more of either the then outstanding shares of common stock of Hospira or the combined voting power of Hospira’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Hospira or its Affiliates).

(d)           The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

In no event shall the Distribution be considered a Potential Change in Control for purposes of this Supplemental Plan.

8-6.          The provisions of subsections 8-3, 8-4, 8-5 and this subsection 8-6 may not be amended or deleted, nor superseded by any other provision of this Supplemental Plan, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

8-7.          All benefits due under this Supplemental Plan shall be paid by Hospira and Hospira shall be reimbursed for such payments by the employee’s employer.  In the event the employee is employed by more than one employer, each employer shall reimburse Hospira in proportion to the period of time the employee was employed by such employer, as determined by the Board of Review in its sole discretion.

8-8.          The benefits under the Supplemental Plan are not in any way subject to the debts or other obligations of the persons entitled to benefits and may not be voluntarily or involuntarily sold, transferred or assigned.

8-9.          Nothing contained in this Supplemental Plan shall confer on any employee the right to be retained in the employ of Hospira or any of its subsidiaries or affiliates.